Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Third Quarter Fiscal 2018 Financial Results

  Net sales increased 26.7% from third quarter 2017 to $435.9 million
  Comparable store sales increased 11.1% from third quarter 2017
  Diluted earnings per share (“EPS”) increased 13.6% to $0.25 from $0.22 in the third quarter 2017; Adjusted diluted EPS increased 41.2% to $0.24 from $0.17 in the third quarter 2017
  Updates full year fiscal 2018 sales and earnings outlook

ATLANTA--(BUSINESS WIRE)--November 1, 2018--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” “Our” the “Company,” or “Floor & Decor”) announces its financial results for the third quarter of fiscal 2018, which ended September 27, 2018.

Tom Taylor, Chief Executive Officer, stated, “We are very pleased with the Company’s strong growth and momentum as we continue to reinforce the strength of our business in the hard surface flooring category. During the third quarter of 2018, we successfully rolled out our Pro Premier Rewards program and opened seven new stores, further expanding our presence across the country. We are excited to bring our innovative product offerings, in-stock inventory, and compelling value proposition to a growing number of both consumers and professional customers.”

Mr. Taylor continued, “Looking ahead, the growth opportunity for Floor & Decor is significant, and we remain focused on executing our key growth initiatives and continued investments in our business that have driven our success. I would like to thank all our associates for delivering outstanding service to our customers.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017. See “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended September 27, 2018

  Net sales increased 26.7% to $435.9 million from $343.9 million in the third quarter of fiscal 2017. Comparable store sales increased 11.1%.
  The Company opened seven new stores during the third quarter of fiscal 2018, ending the quarter with 95 warehouse format stores.
  Operating income increased 19.7% to $34.2 million from $28.6 million in the third quarter of fiscal 2017. Operating margin decreased 40 basis points to 7.9%.
  Net income increased 14.2% to $26.6 million compared to $23.3 million in the third quarter of fiscal 2017. Diluted EPS was $0.25 compared to $0.22 in the third quarter of fiscal 2017, an increase of 13.6%.
  Adjusted net income* increased 47.2% to $25.5 million compared to $17.3 million in the third quarter of fiscal 2017. Adjusted diluted EPS* was $0.24 compared to $0.17 in the third quarter of fiscal 2017, an increase of 41.2%.
  Adjusted EBITDA* increased 23.2% to $48.9 million compared to $39.7 million in the third quarter of fiscal 2017.

For the Thirty-nine Weeks Ended September 27, 2018

  Net sales increased 27.9% to $1,273.1 million from $995.3 million in the same period of fiscal 2017. Comparable store sales increased 12.6%.
  The Company opened twelve new stores during the thirty-nine weeks ending September 27, 2018.
  Operating income increased 26.5% to $108.0 million from $85.4 million in the same period of fiscal 2017. Operating margin decreased 10 basis points to 8.5%.
  Net income increased 79.3% to $98.3 million compared to $54.8 million in the same period of fiscal 2017. Diluted EPS was $0.94 compared to $0.56 in the same period of fiscal 2017, an increase of 67.9%.
  Adjusted net income* increased 57.8% to $80.6 million compared to $51.1 million in the same period of fiscal 2017. Adjusted diluted EPS* was $0.77 compared to $0.50 in the same period of fiscal 2017, an increase of 54.0%.
  Adjusted EBITDA* increased 27.9% to $147.4 million compared to $115.3 million in the same period of fiscal 2017.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Fourth Quarter and Fiscal 2018 Sales and Earnings Outlook
(In millions, except EPS and store count)

Thirteen Weeks
Ended 12/27/2018
Net sales	$429 - $437
Comparable store sales	flat to 2.0%
GAAP diluted EPS	$0.16 - $0.19
Adjusted diluted EPS	$0.16 - $0.19
Diluted weighted average shares outstanding	104.8
Adjusted EBITDA	$40.3 - $44.2
Warehouse format store count	100
New warehouse format stores	5

	Updated Outlook	Prior Outlook
	Twelve Months	Twelve Months
	Ended 12/27/2018	Ended 12/27/2018
Net sales	$1,702 - $1,710	$1,696 - $1,710
Comparable store sales	9.0% to 10.0%	9.0% to 10.0%
GAAP diluted EPS	$1.09 - $1.12	$1.07 - $1.11
Adjusted diluted EPS	$0.93 - $0.96	$0.93 - $0.96
Diluted weighted average shares outstanding	104.8	105.1
Adjusted EBITDA	$187.7 - $191.6	$188.7 - $193.2
Depreciation and amortization	Approximately $47	Approximately $48
Interest expense	Approximately $8	Approximately $8
Tax rate	23.4% for the remainder of fiscal 2018	23.4% for the remainder of fiscal 2018
Warehouse format store count	100	100
New warehouse format stores	17	17
Capital Expenditures	$161 - $167	$160 - $167

The above guidance includes certain non-GAAP financial measures (namely Adjusted EBITDA and Adjusted diluted EPS). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Conference Call Details

A conference call to discuss the third quarter fiscal 2018 financial results is scheduled for today, November 1, 2018, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13683771. The replay will be available until November 8, 2018.

About Floor & Decor Holdings, Inc.

Floor & Decor is a leading specialty retailer of hard surface flooring, offering the broadest in-stock selection of tile, wood, stone, related tools and flooring accessories at everyday low prices. The company was founded in 2000 and is headquartered in Atlanta.

Comparable Store Sales

Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base, which has historically been when customers obtained possession of their product. Starting in 2018, when Accounting Standards Update No. 2014-19, “Revenue from Contracts with Customer” (Topic 606) was adopted, our comparable store sales refer to period-over-period comparisons of our net sales based on when the customer obtains control of their product, which is typically at the time of sale and may be slightly different than our historically reported net sales due to timing of when final delivery of the product has occurred. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Since our e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in square footage of an existing comparable store, including remodels and relocations, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed temporarily and relocated within their primary trade areas are included in same store sales. Additionally, any stores that were closed during the current or prior fiscal year are excluded from the definition of comparable stores.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by Adjusted diluted weighted average shares outstanding (i.e., the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing shares in our initial public offering (our “IPO”). We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset disposal, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)
	Thirteen Weeks Ended
	9/27/2018		9/28/2017		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$435,882	100.0%	$343,923	100.0%	26.7%
Cost of sales	257,656	59.1	201,432	58.6	27.9
Gross profit	178,226	40.9	142,491	41.4	25.1
Operating expenses:
Selling & store operating expenses	109,182	25.0	85,023	24.7	28.4
General & administrative expenses	26,477	6.1	22,172	6.5	19.4
Pre-opening expenses	8,330	1.9	6,700	1.9	24.3
Total operating expenses	143,989	33.0	113,895	33.1	26.4
Operating income	34,237	7.9	28,596	8.3	19.7
Interest expense	2,171	0.5	2,610	0.7	(16.8)
Income before income taxes	32,066	7.4	25,986	7.6	23.4
Provision for income taxes	5,498	1.2	2,731	0.8	101.3
Net income	$26,568	6.1%	$23,255	6.8%	14.2%
Basic weighted average shares outstanding	97,254		94,439
Diluted weighted average shares outstanding	104,565		103,900
Basic earnings per share	$0.27		$0.25		8.0%
Diluted earnings per share	$0.25		$0.22		13.6%

	Thirty-nine Weeks Ended
	9/27/2018		9/28/2017		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$1,273,109	100.0%	$995,266	100.0%	27.9%
Cost of sales	751,859	59.1	585,076	58.8	28.5
Gross profit	521,250	40.9	410,190	41.2	27.1
Operating expenses:
Selling & store operating expenses	320,375	25.2	251,424	25.3	27.4
General & administrative expenses	74,995	5.9	59,571	5.9	25.9
Pre-opening expenses	17,892	1.4	13,825	1.4	29.4
Total operating expenses	413,262	32.5	324,820	32.6	27.2
Operating income	107,988	8.5	85,370	8.6	26.5
Interest expense	6,100	0.5	11,377	1.2	(46.4)
Loss on early extinguishment of debt	—	—	5,442	0.5	NM
Income before income taxes	101,888	8.0	68,551	6.9	48.6
Provision for income taxes	3,603	0.3	13,739	1.4	(73.8)
Net income	$98,285	7.7%	$54,812	5.5%	79.3%
Basic weighted average shares outstanding	96,551		89,614
Diluted weighted average shares outstanding	104,736		98,066
Basic earnings per share	$1.02		$0.61		67.2%
Diluted earnings per share	$0.94		$0.56		67.9%

Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)
	As of	As of
	September 27,	December 28,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$534	$556
Income taxes receivable	10,233	12,472
Receivables, net	55,668	54,041
Inventories, net	403,772	427,950
Prepaid expenses and other current assets	16,553	8,193
Total current assets	486,760	503,212
Fixed assets, net	300,279	220,952
Intangible assets, net	109,338	109,362
Goodwill	227,447	227,447
Other assets	8,043	7,019
Total long-term assets	645,107	564,780
Total assets	$1,131,867	$1,067,992
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	237,785	258,730
Accrued expenses and other current liabilities	77,826	74,547
Deferred revenue	5,047	22,523
Total current liabilities	324,158	359,300
Term loans	142,516	144,562
Revolving line of credit	—	41,000
Deferred rent	32,835	25,570
Deferred income tax liabilities, net	30,528	27,218
Tenant improvement allowances	35,476	26,779
Other liabilities	2,678	703
Total long-term liabilities	244,033	265,832
Total liabilities	568,191	625,132
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 27, 2018 and December 28, 2017	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 97,326,534 shares issued and outstanding at September 27, 2018 and 95,509,179 issued and outstanding at December 28, 2017	97	96
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 27, 2018 and 0 shares issued and outstanding at December 28, 2017	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at September 27, 2018 and 0 shares issued and outstanding at December 28, 2017	—	—
Additional paid-in capital	337,327	323,419
Accumulated other comprehensive income (loss), net	591	(205)
Retained earnings	225,661	119,550
Total stockholders’ equity	563,676	442,860
Total liabilities and stockholders’ equity	$1,131,867	$1,067,992

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Thirty-nine Weeks Ended
	September 27,	September 28,
	2018	2017
Operating activities
Net income	$98,285	$54,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,043	27,637
Non-cash loss on early extinguishment of debt	—	5,442
Amortization of tenant improvement allowances	(3,277)	(2,366)
Deferred income taxes	2,605	9,575
Interest cap derivative contracts	(878)	—
Stock based compensation expense	4,611	3,553
Changes in operating assets and liabilities:
Receivables, net	(1,627)	(14,082)
Inventories, net	13,685	(101,918)
Other assets	(7,848)	(1,590)
Trade accounts payable	(20,945)	90,780
Accrued expenses	(2,352)	(3,097)
Income taxes	312	(9,767)
Deferred revenue	2,806	11,145
Deferred rent	7,340	7,778
Tenant improvement allowances	11,974	4,878
Other	1,965	83
Net cash provided by operating activities	143,699	82,863
Investing activities
Purchases of fixed assets	(109,395)	(69,639)
Net cash used in investing activities	(109,395)	(69,639)
Financing activities
Borrowings on revolving line of credit	204,050	175,300
Payments on revolving line of credit	(245,050)	(187,200)
Payments on term loans	(2,625)	(196,625)
Net proceeds from initial public offering	—	192,083
Proceeds from exercise of stock options	9,299	4,327
Debt issuance costs	—	(993)
Net cash used in financing activities	(34,326)	(13,108)
Net (decrease) increase in cash and cash equivalents	(22)	116
Cash and cash equivalents, beginning of the period	556	451
Cash and cash equivalents, end of the period	$534	$567
Supplemental disclosures of cash flow information
Cash paid for interest	$5,732	$13,742
Cash paid for income taxes	$722	$13,942
Fixed assets accrued at the end of the period	$14,500	$10,350
Fixed assets acquired as part of lease - paid for by lessor	$—	$1,786

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except EPS)
(Unaudited)

Adjusted diluted weighted average shares outstanding

	Thirty-nine Weeks Ended
	9/27/2018	9/28/2017
Diluted weighted average shares outstanding (GAAP)	104,736	98,066
Adjustments for issuance of shares at IPO	—	4,386
Adjusted diluted weighted average shares outstanding	104,736	102,452

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	9/27/2018	9/28/2017
Net income (GAAP):	$26,568	$23,255
Term loan repricing (a)	—	194
Secondary offering costs (b)	319	697
Hurricane disaster expenses (c)	—	473
Miami distribution center exit (d)	702	—
Tax benefit of stock option exercises (e)	(743)	(6,808)
Deferred tax adjustment due to tax reform and other credits (f)	(1,174)	—
Tax impact of adjustments to net income (g)	(139)	(470)
Adjusted net income	$25,533	$17,341
Adjusted diluted weighted average shares outstanding	104,565	103,900
Adjusted diluted EPS	$0.24	$0.17

	Thirty-nine Weeks Ended
	9/27/2018	9/28/2017
Net income (GAAP):	$98,285	$54,812
Interest due to IPO (h)	—	4,095
Term loan repricing (a)	—	880
Secondary offering costs (b)	1,134	982
Hurricane disaster (recovery) expenses (c)	(516)	473
Loss on early extinguishment of debt (i)	—	5,442
Miami distribution center exit (d)	1,280	—
Tax benefit of stock option exercises (e)	(18,156)	(11,216)
Deferred tax adjustment due to tax reform and other credits (f)	(1,174)	—
Tax impact of adjustments to net income (g)	(218)	(4,358)
Adjusted net income	$80,635	$51,110
Adjusted diluted weighted average shares outstanding	104,736	102,452
Adjusted diluted EPS	$0.77	$0.50

(a)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility (as described in the Company’s Annual Report for fiscal 2017 filed with the Securities and Exchange Commission on March 5, 2018 (the “Annual Report”)) on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual Report).
(b)	For the period ended September 27, 2018, reflects costs accrued in connection with the secondary public offerings of the Company’s common stock by certain of the Company’s stockholders completed on September 18, 2018, (the “September 2018 Secondary Offering”) and the May 29, 2018 (the “May 2018 Secondary Offering” and, together with the September 2018 Secondary Offering, the “2018 Secondary Offerings”). For the period ended September 28, 2017, reflects costs accrued in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on July 25, 2017, (the “July 2017 Secondary Offering” and, together with the 2018 Secondary Offerings and the November 2017 Secondary Offering (as defined below), the “Secondary Offerings”). The Company did not sell any shares in the Secondary Offerings and did not receive any proceeds from the sales of shares by the selling stockholders.
(c)	Expenses and losses, net of recoveries, from hurricanes Harvey and Irma.
(d)	Amounts for the thirteen and thirty-nine weeks ended September 27, 2018, relate to costs incurred in connection with the closure of the Company’s Miami distribution center.
(e)	Tax benefit due to stock option exercises.
(f)	Adjustment reflects the impact of tax rate changes resulting from tax reform on temporary differences as reported in the 2017 tax return as compared to what was originally recorded in the fiscal 2017 provision and other credits.
(g)	Adjustments for taxes related to pre-tax adjustments above.
(h)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility.
(i)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	9/27/2018	9/28/2017
Net income (GAAP):	$26,568	$23,255
Depreciation and amortization (a)	11,987	8,525
Interest expense	2,171	2,610
Income tax expense	5,498	2,731
EBITDA	46,224	37,121
Stock compensation expense (b)	1,659	1,418
Other (c)	1,035	1,170
Adjusted EBITDA	$48,918	$39,709

	Thirty-nine Weeks Ended
	9/27/2018	9/28/2017
Net income (GAAP):	$98,285	$54,812
Depreciation and amortization (a)	32,898	24,319
Interest expense	6,100	11,377
Loss on early extinguishment of debt (d)	—	5,442
Income tax expense	3,603	13,739
EBITDA	140,886	109,689
Stock compensation expense (b)	4,611	3,553
Other (c)	1,931	2,045
Adjusted EBITDA	$147,428	$115,287
(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen and thirty-nine weeks ended September 27, 2018, primarily relate to costs associated with the 2018 Secondary Offerings, the closing of the Company’s Miami distribution center, and expenses, net of recoveries from hurricanes Harvey and Irma. Amounts for the thirteen and thirty-nine weeks ended September 28, 2017, relate to costs in connection with the IPO, the July 2017 Secondary Offering, and expenses and losses from hurricanes Harvey and Irma.
(d)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).

Reconciliation of GAAP to Non-GAAP Financial Measures
Fourth Quarter 2018 Sales and Earnings Outlook
(In millions, except per share data)
(Unaudited)

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$16.4	$19.4	$48.0
Secondary offering costs (a)	—	—	0.7
Hurricane disaster recovery (b)	—	—	(0.4)
Miami distribution center exit (c)	0.7	0.7	—
Tax benefit of stock option exercises (d)	—	—	(10.6)
Research and development tax credits (e)	—	—	(0.4)
Deferred tax adjustment for tax reform (f)	—	—	(17.8)
Tax impact of adjustments to net income (g)	(0.2)	(0.2)	0.4
Adjusted net income	$17.1	$19.9	$19.9
Adjusted weighted average shares outstanding	104.8	104.8	104.2
Adjusted diluted EPS	$0.16	$0.19	$0.19

Certain numbers may not sum due to rounding
(a)	Reflects costs accrued in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on November 20, 2017, Secondary Offering (the “November 2017 Secondary Offering”). The Company did not sell any shares in the November 2017 Secondary Offering and did not receive any proceeds from the sales of shares by the selling stockholders.
(b)	Expenses and losses, net of recoveries, from hurricanes Harvey and Irma recorded in 2017.
(c)	Reflects costs associated with the closure of the Company’s Miami distribution center.
(d)	Tax benefit due to stock option exercises.
(e)	Research and development tax credits related to prior periods recorded as a reduction of current year tax expense.
(f)	Reflects the effect of an adjustment to our deferred tax rate related to the 2017 tax reform act passed in December 2017 to reflect the expected rate at which our deferred tax liabilities and assets will actualize in future periods.
(g)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$16.4	$19.4	$48.0
Depreciation and amortization (a)	13.7	13.7	9.2
Interest expense	2.2	2.2	2.4
Income tax expense	5.0	5.9	(18.0)
EBITDA	37.3	41.2	41.6
Stock compensation expense (b)	2.3	2.3	1.4
Loss on asset disposal	—	—	0.1
Other (c)	0.7	0.7	0.3
Adjusted EBITDA	$40.3	$44.2	$43.5

Certain numbers may not sum due to rounding

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended December 27, 2018, relate to costs associated with the closing of the Company’s Miami distribution center. Amounts for the thirteen weeks ended December 28, 2017, relate to costs in connection with the November 2017 Secondary Offering and expenses and losses from hurricanes Harvey and Irma.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year 2018 Sales and Earnings Outlook
(In millions, except per share data)
(Unaudited)

Adjusted diluted weighted average shares outstanding
	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	104.8	104.8	99.7
Adjustments for issuance of shares at IPO	—	—	3.3
Adjusted diluted weighted average shares outstanding	104.8	104.8	102.9

Adjusted net income and Adjusted diluted EPS

	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$114.7	$117.7	$102.8
Interest due to IPO (a)	—	—	4.1
Term loan repricing (b)	—	—	0.9
Secondary offering costs (c)	1.1	1.1	1.7
Hurricane disaster (recovery) expenses (d)	(0.5)	(0.5)	0.1
Loss on early extinguishment of debt (e)	—	—	5.4
Miami distribution center exit (f)	2.0	2.0	—
Tax benefit of stock option exercises (g)	(18.2)	(18.2)	(21.8)
Research and development tax credits (h)	—	—	(0.4)
Deferred tax adjustment for tax reform and other credits (i)	—	—	(17.8)
Tax impact of adjustments to net income (j)	(1.6)	(1.6)	(3.9)
Adjusted net income	$97.5	$100.5	$71.0
Adjusted weighted average shares outstanding	104.8	104.8	102.9
Adjusted diluted EPS	$0.93	$0.96	$0.69

Certain numbers may not sum due to rounding

(a)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility (as described in the Annual Report).
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual Report).
(c)	Amounts for the year ended 2018 relate to costs accrued in connection with the 2018 Secondary Offerings. Amounts for the year ended 2017 relate to costs accrued in connection with the July 2017 Secondary Offering and November 2017 Secondary Offering. The Company did not sell any shares in the Secondary Offerings and did not receive any proceeds from the sales of shares by the selling stockholders.
(d)	Expenses and losses, net of recoveries, from hurricanes Harvey and Irma recorded in 2018 and 2017.
(e)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).
(f)	Reflects costs associated with the closure of the Company’s Miami distribution center.
(g)	Tax benefit due to stock option exercises.
(h)	Research and development tax credits related to prior periods recorded as a reduction of current year tax expense.
(i)	Adjustment reflects the impact of tax rate changes resulting from tax reform on temporary differences as reported in the 2017 tax return as compared to what was originally recorded in the fiscal 2017 provision and other credits.
(j)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$114.7	$117.7	$102.8
Depreciation and amortization (a)	46.5	46.5	33.5
Interest expense	8.3	8.3	13.8
Loss on early extinguishment of debt (b)	—	—	5.4
Income tax expense	8.6	9.5	(4.2)
EBITDA	178.1	182.1	151.3
Stock compensation expense (c)	6.9	6.9	5.0
Loss on asset disposal	0.1	0.1	0.1
Other (d)	2.6	2.6	2.4
Adjusted EBITDA	$187.7	$191.6	$158.8
(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the year ended 2018 relate to costs associated with the 2018 Secondary Offerings, the closing of the Company’s Miami distribution center and expenses, net of insurance recoveries from hurricanes Harvey and Irma. Amounts for the year ended 2017 relate to costs associated with the IPO, the July 2017 Secondary Offering and November 2017 Secondary Offering, and expenses and losses, net of recoveries, from hurricanes Harvey and Irma.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended December 27, 2018, and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in Item 1A, “Risk Factors” of Part I and Item 7, “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II of the Annual Report, and “Business” sections and elsewhere in the Annual Report.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended December 27, 2018, and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018.

CONTACT:
Investor Contacts:
Floor & Decor Holdings, Inc.
Wayne Hood/Matt McConnell
770-257-1374
InvestorRelations@flooranddecor.com
or
ICR, Inc.
Farah Soi/Rachel Schacter
203-682-8200
InvestorRelations@flooranddecor.com